UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 13, 2008
(Date of Earliest Event Reported)

NATIONAL HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12629	36-4128138
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number

120 Broadway, 27th Floor, New York, NY 10271
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 417-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Company’s special meeting of stockholders on June 12, 2008, the Company’s stockholders acted upon an amendment to the Company’s Certificate of Incorporation to provide that the authorized common stock, par value $.02, be increased by twenty million (20,000,000) shares so that the total number of authorized common stock of the Company shall be fifty million (50,000,000) shares.  The amendment to the Company’s Certificate of Incorporation was approved, with 9,665,649 votes in favor (representing 83.13% of the total outstanding shares authorized to vote as of the record date of May 2, 2008), 47,645 against and 15,562 abstaining.  Accordingly, on June 13, 2008, the Amendment to the Certificate of Incorporation was filed with the Delaware Secretary of State.

Item 7.01.    Regulation FD Disclosure

On June 17, 2008, the Company and vFinance, Inc. issued a joint press release announcing that at a special meeting of stockholders held on June 13, 2008, the stockholders of vFinance, Inc. approved the merger of vFin Acquisition Corp., a wholly-owned subsidiary of the Company, with and into vFinance, Inc. The closing of the merger is anticipated to be effective as of July 1, 2008. A copy of the press release is filed as an exhibit herewith.

Item 9.01    Financial Statements and Exhibits.

Exhibit

3.8	Certificate of Amendment to the Certificate of Incorporation.
99.1	Press Release dated July 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HOLDINGS CORPORATION

By:	/S/ MARK GOLDWASSER
Mark Goldwasser
President and Chief Executive Officer

Dated: June 17, 2008